As filed with the Securities and Exchange Commission on January 17, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DIRECT DIGITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-2306185
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1177 West Loop South, Suite 1310
Houston, Texas 77027
(Address of principal executive offices) (Zip code)
Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan, as Amended
(Full title of the plan)
Mark Walker
Chairman and Chief Executive Officer
Keith Smith
President
1177 West Loop South, Suite 1310
Houston, Texas 77027
(Name and address of agent for service)
(832) 402-1051
(Telephone number, including area code, of agent for service)
Copies to:
Rakesh Gopalan
David S. Wolpa
Troutman Pepper Locke LLP
301 S. College Street, 34th Floor
Charlotte, North Carolina 28202
(704) 998-4050
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS
OF REGISTRATION STATEMENT ON FORM S-8
This Registration Statement on Form S-8 is being filed by Direct Digital Holdings, Inc. (the “Registrant”) for the purpose of registering the offer and sale of an additional 2,000,000 shares of the Registrant’s Class A common stock, par value $0.001 per share (the “Common Stock”), that are issuable pursuant to the Registrant’s 2022 Omnibus Incentive Plan, as amended (the “Plan”). These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same stock incentive plan is effective. The Registrant previously registered the offer and sale of shares of Common Stock issuable under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2022 (File No. 333-264207). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.
The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description of Exhibit
5.1*	Opinion Troutman Pepper Locke LLP.
23.1*	Consent of Marcum LLP.
23.2*	Consent of BDO USA, P.C.
23.3*	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of this registration statement).
99.1	Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the registration statement on Form S-1 filed on February 7, 2022).
99.2*	Amendment to Direct Digital Holdings, Inc. 2022 Omnibus Incentive Plan.
107*	Filing Fee Table
____________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 17, 2025.

DIRECT DIGITAL HOLDINGS, INC.

By:	/s/ MARK D. WALKER
Name:	Mark D. Walker
Title:	Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Walker and Keith Smith, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, and to take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ MARK D. WALKER	Chief Executive Officer, Chairman and Director	January 17, 2025
Mark D. Walker	(Principal Executive Officer)

/s/ KEITH SMITH	President and Director	January 17, 2025
Keith Smith

/s/ DIANA P. DIAZ	Chief Financial Officer	January 17, 2025
Diana P. Diaz	(Principal Financial and Accounting Officer)

/s/ RICHARD COHEN	Director	January 17, 2025
Richard Cohen

/s/ ANTOINETTE R. LEATHERBERRY	Director	January 17, 2025
Antoinette R. Leatherberry

/s/ MISTELLE LOCKE	Director	January 17, 2025
Mistelle Locke